Exhibit 99.1

THL Credit Reports First Quarter 2020 Financial Results and Declares Dividend of $0.10 Per Share

BOSTON – May 7, 2020 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to middle market companies, today announced financial results for its first fiscal quarter ended March 31, 2020. Additionally, THL Credit announced that its Board of Directors (the “Board”) has declared a second fiscal quarter 2020 dividend of $0.10 per share payable on June 30, 2020, to stockholders of record as of June 15, 2020.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of March 31, 2020
Total assets	$351.8
Investment portfolio, at fair value	$316.8
Net assets	$154.9
Net asset value per share	$5.22
Weighted average yield on investments	6.8%

	Quarter ended March 31, 2020	Quarter ended March 31, 2019
Portfolio activity
Total portfolio investments made, at par	$33.5	$34.9
Total portfolio investments made, at cost	$33.2	$34.5
Number of new portfolio investments	3	3
Number of portfolio investments at end of period	46	44
Operating results
Total investment income	$7.9	$14.2
Net investment income	$2.7	$6.7
Net (decrease) increase in net assets from operations	$(66.2)	$0.2
Net investment income per share	$0.09	$0.21
Dividends declared per share	$0.21	$0.21

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, THL Credit closed on three new investments totaling $17.8 million at par and revolver and delayed draw fundings totaling $15.7 million at par.

Notable investments for the quarter at par included:

•	$6.2 million first lien senior secured term loan in SynteractHCR Holdings Corporation;

•	$4.2 million first lien senior secured term loan in Apex Services Partners, LLC; and

•	$7.4 million first lien senior secured term loan in Finxera Intermediate, LLC.

Notable realizations for the quarter included:

•	Proceeds of $23.3 million received from the sale of eight senior secured broadly syndicated investments made in Dec. 2019, including a $0.1 million net realized gain; and

•	Sale of a first lien senior secured term loan in MB Medical Operations LLC, which resulted in proceeds of $2.6 million, including a nominal realized gain.

As of March 31, 2020, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of THL Credit’s investment portfolio to $316.8 million across 46 portfolio investments. THL Credit’s investment portfolio as of March 31, 2020 by investment type at fair value is presented below (in $ millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$237.7	75.0%
Investment in Logan JV	46.2	14.6%
Equity investments	18.7	5.9%
Second lien debt	11.0	3.5%
Investments in funds	3.2	1.0%
Warrants	—	0.0%

Total investments	$316.8	100.0%

As of March 31, 2020, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 6.8 percent. As of March 31, 2020, THL Credit had loans on non-accrual status with an aggregate amortized cost of $93.6 million and fair value of $45.7 million, or 21.1 percent and 14.4 percent of the portfolio’s amortized cost and fair value, respectively. As of March 31, 2020, 100 percent of THL Credit’s debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as the London Interbank Offered Rate, or LIBOR.

This compares to the portfolio as of Dec. 31, 2019, which had a fair value of $384.1 million across 52 portfolio investments. THL Credit’s investment portfolio by investment type at fair value as of Dec. 31, 2019 is presented below (in $ millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$263.6	68.7%
Investment in Logan JV	83.4	21.7%
Equity investments	21.5	5.6%
Second lien debt	12.0	3.1%
Investments in funds	3.6	0.9%
Warrants	—	0.0%

Total investments	$384.1	100.0%

As of Dec. 31, 2019, the weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, and reflecting the impact of investments on non-accrual, at their cost basis was 8.7 percent (excluding the Company’s investments in broadly syndicated first lien senior secured term loans, the weighted average yield on investments was 8.9 percent). As of Dec. 31, 2019, THL Credit had loans on non-accrual status with an aggregate amortized cost of $36.0 million and fair value of $15.1 million, or 8.1 percent and 3.9 percent of the portfolio’s amortized cost and fair value, respectively. As of Dec. 31, 2019, 100 percent of THL Credit’s debt investments bore interest based at floating rates, which may be subject to interest rate floors, such as LIBOR.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended March 31, 2020 and 2019 is presented below (in $ millions):

	Three months ended March 31,
	2020	2019
Interest income on debt securities
Cash interest	$4.5	$8.7
PIK interest	—	0.7
Net accretion of discounts and other fees	0.2	0.3

Total interest on debt securities	4.7	9.7
Dividend income	3.0	3.7
Interest income on other income-producing securities	—	0.1
Other income	0.2	0.7

Total investment income	$7.9	$14.2

The decrease in investment income between periods was primarily due to contraction in the overall investment portfolio since March 31, 2019, the decline in LIBOR, and the additional loans put on non-accrual status during the three months ended March 31, 2020, all of which led to lower interest income. Additionally, dividend income decreased due to the sale of Copperweld Bimetallics LLC in September 2019.

Expenses

A breakdown of expenses for the three months ended March 31, 2020 and 2019 is presented below (in $ millions):

	For the three months ended March 31,
	2020	2019
Expenses
Interest and fees on borrowings	$3.4	$4.1
Base management fees	1.0	1.9
Incentive fees	(0.4)	—
Other expenses	0.9	1.0
Administrator expenses	0.3	0.4

Total expenses	5.2	7.4
Income tax provision, excise and other taxes	0.1	0.1

Total expenses after taxes	$5.3	$7.5

The decrease in expenses during the three month periods was primarily due to lower base management fees as a result of portfolio contraction and a reduction in the annual base management fee rate compared to the prior period. The Company also incurred lower interest and fees on borrowings due to a reduction in borrowings outstanding, lower unused fees resulting from a reduction in revolving facility size and a decrease in LIBOR. Additionally, the Company reversed $0.4 million of incentive fees in the current period as an adjustment to previously deferred incentive fees.

Net investment income

Net investment income totaled $2.7 million and $6.7 million for the three months ended March 31, 2020 and 2019, respectively, or $0.09 and $0.21 per share, respectively, based upon 29,813,268 and 32,289,420 weighted average common shares outstanding, respectively.

The decrease in net investment income for the respective periods is primarily attributable to a decrease in interest on debt and other income-producing investments due to portfolio contraction and additional loans placed on non-accrual status offset by lower net base management fees, incentive fees, and interest and fees on borrowings.

Net realized gains and losses on investments, net of income tax provision

For the three months ended March 31, 2020, THL Credit recognized a net realized loss on portfolio investments of $1.6 million, primarily related to a reduction in expected liquidation proceeds from Charming Charlie. For the three months ended March 31, 2019, THL Credit recognized a net realized loss on portfolio investments of $2.0 million, primarily related to a sale of the Alex Toys term loan, which was mostly offset by a change in related unrealized depreciation, and a change in estimated recovery of certain receivable and escrow balances.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended March 31, 2020 and 2019, THL Credit’s investment portfolio had a net change in unrealized depreciation of $67.7 million and $4.3 million, respectively.

The net change in unrealized depreciation on investments was primarily due to a decrease in the fair value of Logan JV and OEM during the three months ended March 31, 2020. Additionally, the disruptions caused by COVID-19 and the restrictions put in place have also contributed to the write-down in the value of the portfolio as of March 31, 2020.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $(66.2) million and $0.2 million, or $(2.22) and $0.01 per share based upon 29,813,268 and 32,289,420 weighted average common shares outstanding, for the three months ended March 31, 2020 and 2019, respectively.

The decrease in net assets resulting from operations for the respective periods is primarily due to lower net investment income and the increase of the unrealized losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2020, THL Credit had cash of $22.1 million.

As of March 31, 2020, THL Credit had $193.3 million in outstanding borrowings, which was comprised of $81.7 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of March 31, 2020, borrowings outstanding had a weighted average interest rate of 5.13 percent. For the three months ended March 31, 2020, THL Credit borrowed $15.5 million under the revolving credit facility.

For the three months ended March 31, 2020, THL Credit’s operating activities provided cash of $9.1 million primarily in connection with investment activity. Financing activities provided $15.5 million from borrowings on the credit facility and used $6.2 million for distributions to stockholders and $2.2 million to repurchase common stock.

For the three months ended March 31, 2019, THL Credit’s operating activities used cash of $5.2 million primarily in connection with new and follow-on investments. Financing activities provided $9.3 million from net borrowings on its credit facility and used $6.8 million for distributions to stockholders, $1.3 million to repurchase common stock and $0.3 million for the payment of financing costs.

RECENT DEVELOPMENTS

From April 1, 2020 through May 7, 2020, the Company made revolver and delayed draw fundings totaling $3.1 million with a combined weighted average yield of 6.7%.

On April 14, 2020, the Company entered into Amendment No. 5 to the Revolving Facility which, among other things, (i) permanently reduced the asset coverage test from a minimum of 200% to a minimum of 165%; (ii) permanently reduced the shareholder’s equity and obligor’s net worth test from a minimum of $175.0 million each to a minimum of $140.0 million each; (iii) permanently reduced the size of the lenders’ commitments under the Revolving Facility from $150.0 million to $120.0 million; and (iv) permanently increased the interest rate by 25 basis points with a mechanism for an additional 25 basis points increase dependent on certain testing levels.

On March 3, 2020, the Company entered into a commitment letter (the “Commitment Letter”) with First Eagle and the prior owners of the Advisor, including certain members of management of the Advisor (collectively, the “Investors”). Pursuant to the Commitment Letter, First Eagle and the Investors agreed to purchase from the Company, in aggregate, approximately $30.0 million of its common stock in a publicly registered issuance on or before April 21, 2020 at the Company’s net asset value (“NAV”) per share, as approved in accordance with the Investment Company Act of 1940, as amended. On April 16, 2020, the Company’s board of directors approved a NAV per share for April 15, 2020 of $5.34. On April 17, 2020, the Company sold 5,617,978 shares at $5.34 per share. After offering expenses, the Company received net proceeds of approximately $30.0 million from the share issuance on April 21, 2020.

On May 4, 2020, the Company received proceeds of $2.1 million from the partial repayment of its first lien senior secured term loan in Holland Intermediate Acquisition Corp.

On May 5, 2020, the Board declared a dividend of $0.10 per share payable on June 30, 2020 to stockholders of record at the close of business on June 15, 2020.

Subsequent to March 31, 2020, the rapid development and fluidity of the COVID-19 pandemic precludes any prediction as to the ultimate adverse impact of COVID-19 on economic and market conditions, and, as a result, present material uncertainty and risk with respect to the Company and the performance of its portfolio companies. Given the dynamic nature, coupled with the significant uncertainties, of the situation, the Company cannot reasonably estimate the impacts of COVID-19 on the Company’s financial condition, results of operations or cash flows in the future. However, to the extent the Company’s portfolio companies are adversely impacted by the effects of COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas, it may have a material adverse impact on the Company’s performance, financial condition, results of operations and ability to pay distributions. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 7, 2020, for more information.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on May 8, 2020, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 7997284. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 18, 2020, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 7997284. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2020	December 31, 2019
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $264,447 and $263,444, respectively)	$218,219	$242,189
Controlled investments (cost of $178,119 and $178,769, respectively)	98,582	141,932
Non-controlled, affiliated investments (cost of $2 and $2, respectively)	4	4
Cash	22,076	5,890
Escrows and other receivables	4,156	12,353
Interest, dividends, and fees receivable	4,316	4,623
Deferred tax assets	2,315	2,267
Deferred financing costs	1,175	1,619
Prepaid expenses and other assets	820	829
Due from affiliate	121	192

Total assets	$351,784	$411,898

Liabilities:
Loans payable	$81,661	$66,161
Notes payable ($111,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $2,540 and $2,742, respectively)	109,067	108,866
Accrued expenses and other liabilities	3,098	3,434
Deferred tax liability	1,505	1,927
Base management fees payable	1,024	1,103
Accrued incentive fees	156	568
Accrued interest and fees	291	384
Accrued administrator expenses	77	—

Total liabilities	196,879	182,443
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 29,680 and 30,022 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	30	30
Paid-in capital in excess of par	413,404	415,596
Accumulated deficit	(258,529)	(186,171)

Total net assets	$154,905	$229,455

Total liabilities and net assets	$351,784	$411,898

Net asset value per share	$5.22	$7.64

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended March 31,
	2020	2019
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$4,936	$8,066
PIK interest income	49	347
Other income	52	454
From non-controlled, affiliated investments:
Cash interest income	—	34
Other income	82	197
From controlled investments:
Cash interest income	(276)	999
PIK interest income	—	350
Dividend income	3,007	3,706
Other income	38	38

Total investment income	7,888	14,191
Expenses:
Interest and fees on borrowings	2,703	3,398
Base management fees	1,024	1,910
Incentive fees	(411)	—
Administrator expenses	327	449
Other general and administrative expenses	334	373
Amortization of deferred financing costs	651	695
Professional fees	371	397
Directors’ fees	176	188

Total expenses	5,175	7,410
Income tax provision, excise and other taxes	52	77

Net investment income	2,661	6,704
Realized Gain (Loss) and Change in Unrealized (Depreciation) Appreciation on Investments:
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	214	(2,417)
Non-controlled, affiliated investments	(1,565)	—
Controlled investments	(263)	442
Foreign currency transactions	—	3

Net realized loss on investments	(1,614)	(1,972)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(24,973)	(10,681)
Non-controlled, affiliated investments	—	443
Controlled investments	(42,700)	5,911
Translation of assets and liabilities in foreign currencies	—	(318)

Net change in unrealized (depreciation) on investments	(67,673)	(4,645)

Net realized and unrealized loss from investments	(69,287)	(6,617)
Benefit for taxes on unrealized loss on investments	470	107

Net (decrease) increase in net assets resulting from operations	$(66,156)	$194

Net investment income per common share:
Basic and diluted	$0.09	$0.21
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(2.22)	$0.01
Weighted average shares of common stock outstanding:
Basic and diluted	29,813	32,289

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, the impact of the COVID-19 pandemic, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission. Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

(617) 790-6070

lvieira@thlcredit.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Emily Meringolo

(646) 502-3559

emeringolo@stantonprm.com